Exhibit 5.1

Morgan, Lewis & Bocklus LLP 502 Carnegie Center Princeton, NJ 08540 Tel: 609.919.6600	Morgan Lewis COUNSELORS AT LAW A Pennsylvania Limited Liability Partnership
Fax: 609.919.6701 www.morganlewis.com	ROBERT A. WHITE Partner-in-Charge

October 12, 2007

Senesco Technologies, Inc.
303 George Street, Suite 420
New Brunswick, New Jersey 08901

Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 3,333,333 shares (the “Convertible Shares”) of Common Stock, $0.01 par value per share (the “Common Stock”), Senesco Technologies, Inc., a Delaware corporation (the “Company”), that may be issued upon conversion of the convertible debentures (the “Convertible Debentures”) held by certain stockholders. Each of the Shares are being registered on behalf of certain stockholders of the Company (the “Selling Stockholders”).

We are acting as counsel for the Company in connection with the registration for resale of the Convertible Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Convertible Shares, to register and qualify the Convertible Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of New Jersey, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, and assuming the receipt of the appropriate consideration for the Convertible Shares, we are of the opinion that the Convertible Shares have been duly authorized and reserved, and upon the proper conversion of the Convertible Debentures, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Convertible Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of the our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Morgan, Lewis & Bocklus LLP

Morgan, Lewis & Bocklus LLP